As filed with the Securities and Exchange Commission on March 23, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_____________________________

ENTERGY ARKANSAS, INC.
(Exact name of registrant as specified in charter)

State of Arkansas		71-0005900
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
425 West Capitol Avenue Little Rock, Arkansas 72201 (501) 377-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Hugh T. McDonald President and Chief Executive Officer Entergy Arkansas, Inc. 425 West Capitol Avenue Little Rock, Arkansas 72201 (501) 377-4000	Steven C. McNeal Vice President and Treasurer Entergy Arkansas, Inc. 20 Greenway Plaza Houston, Texas 77046 (832)681-3137

Dawn A. Abuso Entergy Services, Inc. 446 North Boulevard Baton Rouge, Louisiana 70802 (225) 339-3213	Kimberly M. Reisler Thelen Reid & Priest LLP 875 Third Avenue New York, New York 10022-6225 (212) 603-2207

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective when warranted by market conditions and other factors.

________________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462 (e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
First Mortgage Bonds
Debt Securities
Total	$500,000,000	$32,061.50 (1)

* Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933.

(1) Prior to the filing of this registration statement, $265,000,000 aggregate principal amount of securities remained registered and unsold pursuant to Registration Statement No. 333-109453, which was initially filed by the registrant on October 3, 2003. The registration fee of $21,438.50 associated with such unsold securities has been offset against the registration fee of $53,500 associated with the securities to be registered and such unsold securities are hereby deregistered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion Dated , 2006	PROSPECTUS

$500,000,000
First Mortgage Bonds
Debt Securities

ENTERGY ARKANSAS, INC.
425 West Capitol Avenue
Little Rock, Arkansas 72201
(501) 377-4000

We -

  May periodically offer our First Mortgage Bonds and/or our Debt Securities in one or more series; and
  Will determine the price and other terms of each series of securities when sold, including whether any series will be subject to redemption prior to maturity.

The First Mortgage Bonds -

  Will be secured by a mortgage that constitutes a first mortgage lien on substantially all of our property; and
  Will not be listed on a national securities exchange or the Nasdaq Stock Market unless otherwise indicated in the accompanying prospectus supplement.

The Debt Securities -

  Will be unsecured and will rank equally with all of our other unsecured and unsubordinated debt;
  Will be effectively subordinated to all of our secured debt, including our First Mortgage Bonds, as to the collateral pledged to support our secured debt; and
  Will not be listed on a national securities exchange or the Nasdaq Stock Market unless otherwise indicated in the accompanying prospectus supplement.

You - Will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of securities only if accompanied by the prospectus supplement for that series. We will provide the specific terms of these securities, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. You should read this prospectus and any supplements carefully before you invest.

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Investing in the securities being offered by this prospectus involves risks. See "Risk Factors" beginning on page 3.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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We may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of securities.

Risk Factors

In considering whether to purchase the securities being offered, you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading "Risk Factors" as well as the factors listed under the heading "Forward-Looking Information," in each case, contained in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference herein.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides a general description of the securities being offered. Each time we sell a series of securities we will provide a prospectus supplement containing specific information about the terms of that series of securities and the related offering. It is important for you to consider the information contained in this prospectus and the related prospectus supplement together with additional information described under the heading "Where You Can Find More Information" in making your investment decision.

Entergy Arkansas, Inc.

We are an electric public utility company providing service to customers in the State of Arkansas since 1926. We also provide retail electric service to a small number of customers in Tennessee.

We are owned by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Gulf States, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and Entergy New Orleans, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station.

Capacity and energy from Grand Gulf are allocated among Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and us under a unit power sales agreement. Our allocated share of Grand Gulf's capacity and energy, together with related costs is 36%. Payments we make under the Unit Power Sales Agreement are generally recovered through rates set by the Arkansas Public Service Commission and the Tennessee Regulatory Authority, which regulate our electric service, rates and charges.

Together with Entergy Louisiana Properties, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., we own all of the capital stock of System Fuels, Inc. System Fuels, Inc. is a special purpose company which implements and maintains certain programs for the purchase, delivery and storage of fuel supplies for Entergy Corporation's utility subsidiaries.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading "Where You Can Find More Information" for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

Ratios of Earnings to Fixed Charges

We have calculated the ratio of earnings to fixed charges pursuant to Item 503 of SEC Regulation S-K as follows:

	Twelve Months Ended December 31,
2005	2004	2003	2002	2001
3.75	3.37	3.17	2.79	3.29

"Earnings," as defined by Regulation S-K, represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges.

"Fixed Charges" include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses.

Where You Can Find More Information

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC's website located at (http://www.sec.gov). You may read and copy any document at the SEC Public Reference Room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2005, and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement to which this prospectus relates and prior to the effectiveness of the registration statement, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the securities described in this prospectus.

You may access a copy of any or all of these filings, free of charge, at our website (http://www.entergy.com) or by writing us at the following address or calling us at the following telephone number:

Mr. Paul Castanon
Assistant Secretary
Entergy Arkansas, Inc.
500 Clinton Center Drive
Clinton, Mississippi 39056
(601) 339-2668

You may also direct your requests via e-mail to pcastan@entergy.com.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information about us or the securities. We are not, and any underwriters, dealers or agents are not, making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any other date than the date on the front of those documents or that the documents incorporated by reference in this prospectus are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Use of Proceeds

The net proceeds from the offering of the securities will be used either (a) to acquire or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of securities, and any other use of proceeds, will be set forth in the prospectus supplement relating to that series.

Description of the First Mortgage Bonds

General

We will issue the First Mortgage Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of October 1, 1944, with Deutsche Bank Trust Company Americas, successor Corporate Trustee, Stanley Burg, successor co-Trustee, and, as to property in Missouri, The Bank of New York Trust Company, National Association, successor co-Trustee, and together referred to in this prospectus as Trustees. This Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the "Mortgage." All First Mortgage Bonds issued or to be issued under the Mortgage, including the First Mortgage Bonds offered by this prospectus, are referred to herein as "First Mortgage Bonds."

The statements in this prospectus and any accompanying prospectus supplement concerning the First Mortgage Bonds and the Mortgage are not comprehensive and are subject to the detailed provisions of the Mortgage. The Mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The Mortgage has been qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the First Mortgage Bonds. Wherever particular provisions or defined terms in the Mortgage are referred to under this heading "Description of the First Mortgage Bonds," those provisions or defined terms are incorporated by reference in this prospectus.

Terms of Specific Series of the First Mortgage Bonds

A prospectus supplement relating to each series of First Mortgage Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

  the designation, or name, of the series of First Mortgage Bonds;
  the aggregate principal amount of the series;
  the offering price of the series;
  the date on which the series will mature;
  the rate or method for determining the rate at which the series will bear interest;
  the date from which interest on the series accrues;
  the dates on which interest on the series will be payable;
  the prices and other terms and conditions, if any, upon which we may redeem the series prior to maturity;
  the applicability of a dividend covenant, if any, to the series;
  the terms of any insurance policy, if any, that will be provided for the payment of principal of and/or interest on the series; and
  any other terms or provisions relating to that series that are not inconsistent with the Mortgage.

As of February 28, 2006, we had approximately $900 million of First Mortgage Bonds outstanding.

Sinking or Improvement Fund

The Mortgage provides that each series of First Mortgage Bonds may be subject to annual sinking or improvement fund payments. This amount is stated as 1% per year of the greatest amount for each of these series outstanding prior to the beginning of the year, less certain retired First Mortgage Bonds. Any series of First Mortgage Bonds that we issue under this prospectus will not be entitled to these sinking or improvement fund requirements.

Redemption and Retirement

General

The prospectus supplement for a particular series of First Mortgage Bonds offered by this prospectus will contain the prices and other terms and conditions, if any, for redemption of that series prior to maturity.

Special Retirement Provisions

If, during any 12-month period, we dispose of mortgaged property by order of or to any governmental authority, resulting in the receipt of $10,000,000 or more as proceeds, we, subject to certain conditions, must apply such proceeds, less certain deductions, to the retirement of outstanding First Mortgage Bonds. If this occurs, we may redeem the outstanding First Mortgage Bonds of any series that are redeemable before maturity by the application of cash deposited for this purpose at the redemption prices applicable to those First Mortgage Bonds. If any series of First Mortgage Bonds offered by this prospectus are redeemable for this purpose, the special redemption prices applicable to that series will be set forth in the prospectus supplement related to that series.

We have reserved the right to amend the Mortgage without any consent or other action of the holders of any series of First Mortgage Bonds created after February 29, 1996, to provide that the specific retirement provisions can be modified by a majority of the holders of First Mortgage Bonds or if all the holders of First Mortgage Bonds are not affected by the change, then by a majority of each series affected.

Security

The First Mortgage Bonds offered by this prospectus, together with all other First Mortgage Bonds outstanding now or in the future under the Mortgage, will be secured by the Mortgage. In the opinion of our counsel, the Mortgage constitutes a first mortgage lien on substantially all of our property subject to:

  leases of minor portions of our property to others for uses which, in the opinion of our counsel, do not interfere with our business;
  leases of certain of our property that we do not use in our business; and
  excepted encumbrances.

The Mortgage does not create a lien on the following "excepted property":

  cash and securities;
  certain equipment, materials and supplies;
  automobiles and other vehicles and aircraft, timber, minerals, mineral rights and royalties;
  receivables, contracts, leases and operating agreements; and
  certain unimproved lands sold or to be sold.

The Mortgage contains provisions that impose the lien of the Mortgage on property that we acquired after the date of the Mortgage, other than the excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or sell substantially all of our assets to, another corporation, the lien created by the Mortgage will generally not cover the property of the successor company, other than the property it acquires from us and improvements, replacements and additions to that property.

The Mortgage also provides that the Trustees have a lien on the mortgaged property to ensure the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the First Mortgage Bonds.

The Mortgage also contains restrictions on the acquisition of property subject to liens and on the issuance of bonds under divisional or prior lien mortgages.

Issuance of Additional First Mortgage Bonds

The maximum principal amount of First Mortgage Bonds that may be issued under the Mortgage is unlimited. First Mortgage Bonds of any series may be issued from time to time on the following bases:

  60% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;
  retirements of First Mortgage Bonds or qualified lien bonds; or
  deposit of cash with the Trustees.

Property additions generally include, among other things, electric, gas, steam or hot water property acquired after June 30, 1944. Securities, automobiles or other vehicles or aircraft, or property used principally for the production or gathering of natural gas may not be included as property additions.

As of February 28, 2006, we could have issued approximately $187.4 million of additional First Mortgage Bonds on the basis of property additions and approximately $986 million on the basis of retired First Mortgage Bonds. We expect to issue the First Mortgage Bonds offered by this prospectus on the basis of property additions or on the basis of retired First Mortgage Bonds.

When First Mortgage Bonds are issued on the basis of property additions as described in clause (1) above, cash as described in clause (3) above or, with certain exceptions, retired First Mortgage Bonds as described in clause (2) above, the issuance must meet an "earnings" test. The adjusted net earnings, before interest and income taxes, for 12 consecutive months of the preceding 15 months must be at least twice the annual interest requirements on all First Mortgage Bonds outstanding at the time, plus the First Mortgage Bonds to be issued, plus all indebtedness, if any, of prior rank. The adjusted net earnings are calculated after provisions are made for retirement and depreciation of property at least equal to the maintenance and replacement fund requirements for that period.

We have reserved the right to amend the Mortgage without the consent or other action of the holders of any of the First Mortgage Bonds created after February 29, 1996, and the provisions discussed in the foregoing paragraphs describing the issuance of First Mortgage Bonds on the basis of property additions as follows:

  to permit the issuance of First Mortgage Bonds on the basis of 80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements; and
  to modify the net earnings test
    to provide that the period over which we will calculate net earnings will be 12 consecutive months of the preceding 18 months;
    to specifically permit the inclusion in net earnings of revenues collected subject to possible refund and allowances for funds used during construction; and
    to provide for no deduction for non-recurring charges.

We have also reserved the right to amend the Mortgage without any consent or other action of the holders of any of the First Mortgage Bonds created after June 30, 1978 to make any form of space satellites including solar power satellites, space stations and other analogous facilities available as property additions. Since all of the First Mortgage Bonds issued on or prior to June 30, 1978 have matured or have been redeemed and are no longer outstanding under the Mortgage, we may exercise this right to amend the Mortgage at any time.

Other than the security afforded by the lien of the Mortgage and restrictions on the issuance of additional First Mortgage Bonds described above, there are no provisions of the Mortgage that grant the holders of the First Mortgage Bonds protection in the event of a highly leveraged transaction involving us.

Release and Substitution of Property

We may release property from the lien of the Mortgage, without applying an earnings test, on the following bases:

  the deposit of cash or, to a limited extent, purchase money mortgages;
  property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and
  a waiver of the right to issue First Mortgage Bonds on the basis of retired bond credits.

We can withdraw cash upon the bases stated in clause (2) and/or (3) above without applying any earnings test.

The Mortgage also contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds.

We have reserved the right to amend the Mortgage without the consent or other action of the holders of any of the First Mortgage Bonds created after February 29, 1996 to permit release or substitution of property from the lien of the Mortgage on the following basis:

  mortgaged property may be released in an amount equal to the principal amount of all the retired First Mortgage Bonds we elected to use for the release times the bonding ratio in effect at the time the First Mortgage Bonds were issued;
  unfunded property may be released so long as we have at least $1 in unfunded property additions;
  existing limitations on the amount of obligations secured by purchase money mortgages upon property released will be eliminated such that the property can be released;
  transfer of all or substantially all of the property subject to the Mortgage by us is permitted provided the successor corporation assumes all our obligations under the Mortgage and we are released from the Mortgage; and
  "Funded Property" shall mean property specified by us with a fair value determined by an independent expert not less than 10/8 of the sum of the amount of the outstanding First Mortgage Bonds and retired bond credits.

Dividend Covenant

The terms of outstanding series of First Mortgage Bonds include our covenant to restrict our payment of cash dividends on our common stock in certain circumstances.  Any dividend covenant applicable to a series of First Mortgage Bonds issued and sold under this prospectus will be described in the prospectus supplement relating to that series of First Mortgage Bonds.  There is no assurance that the terms of future dividend covenants, if any, will be the same as those applicable to our outstanding First Mortgage Bonds.

Modification

Your rights as a bondholder may be modified with the consent of the holders of 66 2/3% of the outstanding First Mortgage Bonds, and, if less than all series of First Mortgage Bonds are affected, the consent also of holders of 66 2/3% of the outstanding First Mortgage Bonds of each series affected. In general, no modification of the terms:

  of payment of principal or interest;
  of obligations for special retirement due to the order of a governmental authority;
  affecting the lien of the Mortgage; or
  reducing the percentage required for modification,

is effective against any bondholder without that bondholder's consent.

We have reserved the right to amend the Mortgage without the consent or action of any of the holders of First Mortgage Bonds created after February 29, 1996:

  to reduce the percentage vote required to modify certain rights of the holders of the First Mortgage Bonds to a majority of the holders of all outstanding First Mortgage Bonds;
  to provide that if a proposed change affects less than all series of outstanding First Mortgage Bonds, then only the consent of a majority of the First Mortgage Bonds of each series affected is required to make this change; and
  to permit us to amend the Mortgage without the consent of the holders of First Mortgage Bonds to make changes which do not adversely affect the interests of the holders in any material respect.

Defaults

Defaults under the Mortgage include:

  default in the payment of principal;
  default for 60 days in the payment of interest or installments of funds for the retirement of First Mortgage Bonds;
  certain events of bankruptcy, insolvency or reorganization;
  defaults with respect to qualified lien bonds; and
  default in other covenants for 90 days after notice.

The Trustees may withhold notice of default, except in payment of principal, interest or funds for retirement of First Mortgage Bonds, if they determine it is in the best interests of the holders of the First Mortgage Bonds.

The Corporate Trustee or the holders of 25% of the First Mortgage Bonds may declare the principal and interest due and payable on default. However, a majority of the holders may annul such declaration if the default has been cured. No holder of First Mortgage Bonds may enforce the lien of the Mortgage without giving the Trustees written notice of a default and unless the holders of 25% of the First Mortgage Bonds have requested the Trustees in writing to act and offered them reasonable opportunity to act and indemnity satisfactory to them against the costs, expenses and liabilities to be incurred thereby; and
  the Trustees shall have failed to act.

The holders of a majority of the First Mortgage Bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Trustees or exercising any trust or power conferred upon the Trustees.

We are required to file an annual certificate with the Trustees as to compliance with the provisions of the Mortgage and as to the absence of a default with respect to any of the covenants in the Mortgage.

Description of Debt Securities

General

The Debt Securities will be our direct unsecured general obligations. We will issue the debt securities offered by this prospectus from time to time in one or more series under one or more separate indentures between us and the financial institution(s) that we will name in the applicable prospectus supplement, as Trustee. This indenture or these indentures are collectively referred to in this prospectus as the "indenture."

The following description summarizes certain general terms and provisions of the debt securities offered by this prospectus. This summary is not complete and should be read together with the prospectus supplement describing the specific terms of the debt securities. The form of the indenture and form of officer's certificate pursuant to which each series of debt securities will be established have been filed as exhibits to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. The indenture will be qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities. Whenever particular provisions or defined terms in the indenture are referred to under this heading "Description of Debt Securities," those provisions or defined terms are incorporated by reference in this prospectus.

The debt securities will rank equally with all of our other unsecured and unsubordinated debt. As of February 28, 2006, we had approximately $165 million of unsecured and unsubordinated debt that would have ranked equally with the debt securities.

The debt securities will be effectively subordinated to all of our secured debt, including our First Mortgage Bonds, as to the collateral pledged to secure this debt. As of February 28, 2006, we had approximately $974 million of secured debt outstanding.

Terms of Specific Series of the Debt Securities

A prospectus supplement relating to each series of debt securities offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

  the title of the debt securities;
  the total principal amount of the debt securities;
  the date or dates on which the principal of the debt securities will be payable or how the date or dates will be determined;
  the rate or rates at which the debt securities will bear interest, or how the rate or rates will be determined, the date or dates from which any such interest will accrue, the interest payment dates for the debt securities and the regular record dates for interest payments;
  the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;
  any period or periods within which, or any date or dates on which, and the price or prices at which and the terms and conditions upon which, we may redeem the debt securities at our option and any restrictions on those redemptions;
  any sinking fund or other provisions or options held by holders of debt securities that would obligate us to repurchase or otherwise redeem the debt securities;
  any changes or additions to the events of default under the indenture or changes or additions to our covenants under the indenture;
  the denominations of the debt securities if issued in denominations other than $1,000;
  any currency or currencies other than United States dollars in which payments in debt securities can be made;
  any collateral, security, assurance or guarantee for the debt securities; and
  any other terms of the debt securities not inconsistent with the terms of the indenture.

The indenture does not limit the principal amount of debt securities that we may issue under the indenture. Our Amended and Restated Articles of Incorporation, as amended, generally limit the amount of unsecured debt that we may issue to the equivalent of 20% of the total of all our secured debt and total equity. As of December 31, 2005, approximately $311 million of additional unsecured debt could have been issued under this provision, of which $225 million could have a maturity of less than 10 years.

We may sell debt securities at a discount below their principal amount. We may describe in the applicable prospectus supplement United States federal income tax considerations applicable to debt securities sold at an original issue discount. In addition, we may describe in the applicable prospectus supplement important United States federal income tax or other tax considerations applicable to any debt securities denominated or payable in a currency or currency unit other than United States dollars.

Except as we may otherwise describe in the applicable prospectus supplement, the covenants contained in the indenture will not afford holders of debt securities protection in the event of a highly-leveraged or similar transaction involving us or in the event of a change of control.

Payment and Paying Agents

Except as we may otherwise provide in the applicable prospectus supplement, we will pay interest, if any, on each debt security payable on each interest payment date to the person in whose name that debt security is registered as of the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a date to be fixed by the Trustee between 10 and 15 days prior to the date proposed by us for payment of such defaulted interest or in any other manner permitted by any securities exchange on which that debt security may be listed, if the Trustee finds it practicable.

Unless we otherwise specify in the applicable prospectus supplement, principal of, and premium, if any, and interest on the debt securities at maturity will be payable upon presentation of the debt securities at the corporate trust office of the Trustee in The City of New York, as our paying agent. We may change the place of payment on the debt securities, may appoint one or more additional paying agents, including us, and may remove any paying agent, all at our discretion.

As long as the debt securities are registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under the heading "Book-Entry Only Securities," payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to beneficial owners of the debt securities.

Registration and Transfer

Unless we otherwise specify in the applicable prospectus supplement, and subject to restrictions related to the issuance of debt securities through DTC's book-entry system, the transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee in The City of New York. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange. Unless we otherwise provide in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (1) any debt security during the 15 days prior to giving any notice of redemption or (2) any debt security selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Satisfaction and Discharge

Subject to certain conditions, we will be discharged from our obligations on the debt securities of a particular series if we irrevocably deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of debt securities.

The indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when we have paid all other sums payable by us under the indenture.

Consolidation, Merger and Sale of Assets

Under the terms of the indenture, we may not consolidate with or merge into any other entity or convey, or transfer or lease our properties and assets substantially as an entirety to any entity, unless:

    the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our payment obligations on all outstanding debt securities and our obligations under the indenture;
    immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
    we shall have delivered to the Trustee an officer's certificate and an opinion of counsel as provided in the indenture.

Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the indenture and the outstanding debt securities. So long as we comply with the conditions in clauses (2) and (3) above, the terms of the indenture do not restrict us in a merger in which we are the surviving entity.

Events of Default

"Event of default," when used in the indenture with respect to any series of debt securities, means any of the following:

  failure to pay interest on any debt security of that series for 60 days after it is due;
  failure to pay the principal of or any premium on any debt security of that series when due;
  failure to perform any other covenant in the indenture, other than a covenant that does not relate to that series of debt securities, that continues for 60 days after we receive written notice from the Trustee, or after we and the Trustee receive a written notice from the holders of at least 33% in principal amount of the outstanding debt securities of that series; however, the Trustee or the Trustee and the holders of that principal amount of debt securities of that series can agree to an extension of the 60 day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;
  events in bankruptcy, insolvency or our reorganization specified in the indenture; or
  any other event of default specified for that series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The Trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium, if any, or interest, if it considers the withholding of notice to be in the interests of holders.

Remedies

Acceleration of Maturity

If an event of default for any series of debt securities occurs and continues, then either the Trustee or the holders of at least 33% in principal amount of that series may declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to more than one series of debt securities under the indenture, only the Trustee or holders of at least 33% in aggregate principal amount of the outstanding debt securities of all affected series, voting as one class, and not the holders of any one series, may make that declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to that declaration of acceleration will be considered waived, and that declaration and its consequences will be considered rescinded and annulled, if:

    we have paid or deposited with the Trustee a sum sufficient to pay:
    all overdue interest on all debt securities of that series;
    the principal of and premium, if any, on any debt securities of that series which have otherwise become due and interest that is currently due;
    interest on overdue interest; and
    all amounts due to the Trustee under the indenture; and
    any other event of default with respect to the debt securities of that series has been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Right to Direct Proceedings

Other than its duties in case of an event of default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the Trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee. However, if the event of default relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series, voting as one class, will have the right to give this direction and not the holders of any one series. The Trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture.

Limitation on Right to Institute Proceedings

No holder of debt securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

  the holder has previously given to the Trustee written notice of a continuing event of default;
  the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the Trustee, and have offered reasonable indemnity to the Trustee to institute proceedings; and
  the Trustee has failed to institute any proceeding for 60 days after that notice, request and offer of indemnity.

However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest on that debt security on or after the applicable due date.

Annual Notice to Trustee

We will provide to the Trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture.

Modification and Waiver

Without the consent of any holder of debt securities, we may enter into one or more supplemental indentures for any of the following purposes:

  to evidence the assumption by any permitted successor of our covenants in the indenture and in the debt securities;
  to add additional covenants or to surrender any of our rights or powers under the indenture;
  to add additional events of default;
  to change or eliminate any provision of the indenture or to add any new provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, the change, elimination or addition will become effective only:
    when the consent of the holders of debt securities of that series has been obtained in accordance with the indenture; or
    when no debt securities of the affected series remain outstanding under the indenture;
  to provide collateral security for all but not part of the debt securities;
  to establish the form or terms of debt securities of any series as permitted by the indenture;
  to provide for the authentication and delivery of bearer securities and coupons attached thereto;
  to evidence and provide for the acceptance of appointment of a successor Trustee;
  to provide for the procedures required for use of a non-certificated system of registration for the debt securities of all or any series;
  to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or
  to cure any ambiguity or inconsistency or to make any other change to the provisions or to add other provisions with respect to matters or questions arising under the indenture; provided that the action does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with some restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected.

If the Trust Indenture Act of 1939 is amended after the date of the indenture in such a way as to require changes to the indenture, the indenture will be deemed to be amended so as to conform to that amendment to the Trust Indenture Act of 1939. We and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence that amendment.

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, voting as one class, is required for all other modifications to the indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected, voting as one class, will be required. No supplemental indenture may:

  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or reduce the amount of principal that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder of that debt security;
  reduce the percentage in principal amount of the outstanding debt securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or
  modify some of the provisions of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the indenture of the holders of the debt securities of any other series.

The indenture provides that debt securities owned by us, anyone else required to make payment on the debt securities or any affiliate of ours shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by acts of the Trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security.

Resignation of Trustee

A Trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the Trustee and us. No resignation or removal of a Trustee and no appointment of a successor Trustee will be effective until the acceptance of appointment by a successor Trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a Trustee appointed by act of the holders, if we have delivered to the Trustee a resolution of our board of directors appointing a successor Trustee and such successor has accepted the appointment in accordance with the terms of the respective indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as Trustee in accordance with the indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register under the indenture.

Title

We, the Trustee, and any of our agents or any agent of the Trustee, may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Only Securities

Unless otherwise specified in the applicable prospectus supplement, DTC will act as securities depository for the securities offered by this prospectus. The securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee, or such other name as may be registered by an authorized representative of DTC. One or more fully registered certificates will be issued for each series of securities, representing the aggregate principal amount of that series of securities, and will be deposited with DTC or its custodian.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for United States and foreign equity issues, corporate and municipal debt issues, and money market instruments from countries that DTC participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between the accounts of Direct Participants, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both United States and foreign securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is, in turn, owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, all of which clearing corporations are subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to other entities such as both United States and foreign securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with Direct Participants, the "Participants"). The DTC rules applicable to its Participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on the records of DTC. The ownership interest of each actual purchaser of a security ("Beneficial Owner") is in turn to be recorded on the records of the Direct Participant or the Indirect Participant. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of Cede & Co., the partnership nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The deposit of the securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; the records of DTC reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the Mortgage or the indenture. For example, Beneficial Owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and to transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the applicable trustee and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the securities of a particular series are being redeemed, the practice of DTC is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

Neither DTC nor Cede & Co. nor any other DTC nominee will consent or vote with respect to the securities unless authorized by a Direct Participant in accordance with DTC procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those Direct Participants to whose accounts securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Redemption proceeds, principal payments, interest payments, and any premium payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. The practice of DTC is to credit the accounts of Direct Participants, upon the receipt by DTC of funds and corresponding detail information from us or the applicable trustee, on the payable date in accordance with their respective holdings shown on the records of DTC. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or its nominee, the applicable trustee, any underwriters or dealers or agents, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal, interest, and any premium on the securities to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of either the applicable trustee or us, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its securities purchased or tendered, through its Participant, to the tender or remarketing agent and shall effect delivery of such securities by causing the Direct Participant to transfer the interest of the Participant in the securities, on the records of DTC, to the tender or remarketing agent. The requirement for physical delivery of the securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on the records of DTC and followed by a book-entry credit of tendered securities to the DTC account of the tender or remarketing agent.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to the applicable trustee or us. Under such circumstances, in the event that a successor depository is not obtained, certificates for the securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, certificates for the securities will be printed and delivered.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Experts

The financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to the Company's change in 2003 in the method of accounting for asset retirement obligations, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legality

The validity of the securities will be passed upon for us by Friday, Eldredge & Clark, LLP, Little Rock, Arkansas and Thelen Reid & Priest LLP, New York, New York. Certain legal matters with respect to the securities will be passed on for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. All legal matters pertaining to our organization, titles to property, franchises and the lien of the Mortgage and all matters pertaining to Arkansas, Missouri, Tennessee and Wyoming law will be passed upon only by Friday, Eldredge & Clark, LLP.

The statements in this prospectus as to matters of law and legal conclusions made under "Description of the First Mortgage Bonds - Security," have been reviewed by Friday Eldredge & Clark, LLP, and are set forth herein in reliance upon the opinion of said counsel, and upon their authority as experts.

Plan of Distribution

Methods and Terms of Sale

We may use a variety of methods to sell the securities including:

  through one or more underwriters or dealers;
  directly to one or more purchasers;
  through one or more agents; or
  through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the securities will set forth the terms of the offering of the securities, including:

  the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
  the initial public offering price;
  any underwriting discounts and other items constituting underwriters' compensation;
  the proceeds we receive from that sale; and
  any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the securities through underwriters, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of securities will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of securities, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the securities of a particular series if any are purchased. However, the underwriters may purchase less than all of the securities of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be if such transactions had not occurred.

Agents

If we sell the securities through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933.

Listing

Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the securities and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

	Initial Sale		Each Additional Sale
Filing Fees-Securities and Exchange Commission:
Registration Statement	$32,061.50	$	N/A
*Rating Agencies' fees	55,000		75,000
*Trustees' fees	4,000		4,000
*Fees of Company's Outside Legal Counsel:
Friday, Eldredge & Clark, LLP	25,000		20,000
Thelen Reid & Priest LLP	35,500		25,500
*Fees of Entergy Services, Inc.	35,000		25,000
*Accounting fees	20,000		15,000
*Printing and engraving costs	25,000		15,000
*Miscellaneous expenses (including blue-sky expenses)	20,000		15,000
*Total Expenses	$251,561.50		$194,500

___________________
* Estimated

Item 15. Indemnification of Directors and Officers.

We have insurance covering our expenditures that might arise in connection with our lawful indemnification of our directors and officers for certain of their liabilities and expenses. Our directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933 (the "Securities Act"), and under our Amended and Restated Articles of Incorporation, as amended, our officers and directors may generally be indemnified to the full extent of such laws.

Item 16. List of Exhibits.*
1(a)	-	Form of Underwriting Agreement for the First Mortgage Bonds.

****1(b)	-	Form of Underwriting Agreement for the Debt Securities.

**4(a)	-

Mortgage and Deed of Trust, as amended by sixty-five Supplemental Indentures (filed, respectively, as the exhibits and in the file numbers indicated: A-1 in 70-961 (Mortgage); A-2 in 70-1554 (First); A-3 in 70-1896 (Second); A-4 in 70-2216 (Third); A-8 in 70-2397 (Fourth); A-6 in 70-2698 (Fifth); A-7 in 70-2910 (Sixth); A-8 in 70-3065 (Seventh); A-9 in 70-3277 (Eighth); D in 70-3346 (Ninth); D in 70-3831 (Tenth); D in 70-3952 (Eleventh); D in 70-4099 (Twelfth); C-1 in 70-4258 (Thirteenth); C in 70-4343 (Fourteenth); C to Rule 24 Certificate in 70-4451 (Fifteenth); A-lb to Rule 24 Certificate in 70-4451 (Sixteenth); C to Rule 24 Certificate in 70-4626 (Seventeenth); C to Rule 24 Certificate in 70-4805 (Eighteenth); C to Rule 24 Certificate in 70-4861 (Nineteenth); C to Rule 24 Certificate in 70-4971 (Twentieth); C to Rule 24 Certificate in 70-5052 (Twenty-first); C-1 to Rule 24 Certificate in 70-5151 (Twenty-second); C-1 to Rule 24 Certificate in 70-5257 (Twenty-third); C to Rule 24 Certificate in 70-5343 (Twenty-fourth); C-1 to Rule 24 Certificate in 70-5404 (Twenty-fifth); C to Rule 24 Certificate in 70-5502 (Twenty-sixth); C-1 to Rule 24 Certificate in 70-5556 (Twenty-seventh); C-1 to Rule 24 Certificate in 70-5693 (Twenty-eighth); C-1 to Rule 24 Certificate in 70-6078 (Twenty-ninth); C-1 to Rule 24 Certificate in 70-6174 (Thirtieth); C-1 to Rule 24 Certificate in 70-6246 (Thirty-first); C-1 to Rule 24 Certificate in 70-6498 (Thirty-second); A-4b-2 to Rule 24 Certificate in 70-6326 (Thirty-third); C-1 to Rule 24 Certificate in 70-6607 (Thirty-fourth); C-1 to Rule 24 Certificate in 70-6650 (Thirty-fifth); C-1 to Rule 24 Certificate in 70-6774 (Thirty-sixth); C-1 to Rule 24 Certificate in 70-6774 (Thirty-seventh); A-2(a) to Rule 24 Certificate in 70-6858 (Thirty-eighth); A-3(a) to Rule 24 Certificate in 70-7127 (Thirty-ninth); A-7 to Rule 24 Certificate in 70-7068 (Fortieth); A-8(b) to Rule 24 Certificate in 70-7346 (Forty-first); A-8(c) to Rule 24 Certificate in 70-7346 (Forty-second); 4 to Form 10-Q for the quarter ended September 30, 1990 in 1-10764 (Forty-third); A-2(a) to Rule 24 Certificate in 70-7802 (Forty-fourth); A-2(b) to Rule 24 Certificate in 70-7802 (Forty-fifth); 4(d)(2) in 33-54298 (Forty-sixth); 4(c)-2 to Form 10-K for the fiscal year ended December 31, 1992 in 1-10764 (Forty-seventh); 4(b) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-eighth); and 4(c) to the Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-ninth); 4(b) to Form 10-Q for the quarter ended September 30, 1993 (Fiftieth); 4(c) to Form 10-Q for the quarter ended June 30, 1994 (Fifty-first); 4(a) to Form 10-Q for the quarter ended June 30, 1994 (Fifty-second); C-2 to Form U5S for the year ended December 31, 1995 (Fifty-third); C-2(a) to Form U5S for the year ended December 31, 1996 (Fifty-fourth); 4(a) to Form 10-Q for the quarter ended March 31, 2000 in 1-10764 (Fifty-fifth); 4(a) to Form 10-Q for the quarter ended September 30, 2001 in 1-10764 (Fifty-sixth); C-2(a) to Form U5S for the year ended December 31, 2001 (Fifty-seventh); 4(c) to Form 10-K for the fiscal year ended December 31, 2002 in 1-10764 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Fifty-ninth); 4(f) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Sixtieth); 4(h) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Sixty-first); 4(e) to Form 10-Q for the quarter ended September 30, 2004 in 1-10764 (Sixty-second); 4(c)1 to Form 10-K for the year December 31, 2004 in 1-10764 (Sixty-third); C-2(a) to Form U5S for the year ended December 31, 2004 (Sixty-fourth); and 4(c) to Form 10-Q for the quarter ended June 30, 2005 in 1-10764 (Sixty-fifth)).

**4(b)	-	Form of Supplemental Indenture for the First Mortgage Bonds (Filed as Exhibit 4(e) to the Company's Registration Statement on Form S-3, File No. 333-00103, filed on January 9, 1996).

**4(c)	-	Form of Indenture for Debt Securities (Filed as Exhibit 4(c) to the Company's Registration Statement on Form S-3, File No. 333-39018, filed on June 9, 2000).

** 4(d)	-	Form of Officer's Certificate for Debt Securities (Filed as Exhibit 4(d) to the Company's Registration Statement on Form S-3, File No. 333-39018, filed on June 9, 2000).

5(a)	-	Opinion of Friday, Eldredge & Clark, LLP, counsel for the Company, as to the legality of the securities being registered.

5(b)	-	Opinion of Thelen Reid & Priest LLP, New York, New York, counsel for the Company, as to the legality of the securities being registered.

**12(a)	-	Statement Re: Computation of Ratios of Earnings to Fixed Charges (Filed as Exhibit 12(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 in 1-10764).

23(a)	-	Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5(a) hereto).

23(b)	-	Consent of Thelen Reid & Priest LLP (included in Exhibit 5(b) hereto).

23(c)	-	Consent of Deloitte & Touche LLP.

24	-	Power of Attorney (included herein at page S-1).

25(a)	-	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, Corporate Trustee under the Mortgage and Deed of Trust.

25(b)	-	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, National Association, Co-Trustee under the Mortgage and Deed of Trust.
25(c)	-	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939 of Stanley Burg, Co-Trustee under the Mortgage and Deed of Trust.
***25(d)	-	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture for Debt Securities.

*

Reference is made to a duplicate list of exhibits being filed as a part of this Registration Statement, which list, in accordance with Item 102 of Regulation S-T of the Commission, immediately precedes the exhibits being physically filed with this Registration Statement.

**	Incorporated herein by reference as indicated.
***	To be filed by amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
****	To be filed by amendment or as an exhibit to a current report on Form 8-K pursuant to Item 601(b)(1) of Regulation S-K of the SEC.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of March, 2006.

ENTERGY ARKANSAS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Nathan E. Langston, Steven C. McNeal, and Frank Williford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hugh T. McDonald	Chairman of the Board, President	March 23, 2006
Hugh T. McDonald	and Chief Executive Officer
(Principal Executive Officer)

/s/ Jay A. Lewis	Vice President and Chief Financial Officer	March 23, 2006
Jay A. Lewis	(Principal Financial Officer)

/s/ Nathan E. Langston	Senior Vice President and	March 23, 2006
Nathan E. Langston	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Leo P. Denault	Director	March 23, 2006
Leo P. Denault

/s/ Mark T. Savoff	Director	March 23, 2006
Mark T. Savoff

/s/ Richard J. Smith	Director	March 23, 2006
Richard J. Smith

EXHIBIT INDEX

Number		Description of Exhibit

1(a)	-	Form of Underwriting Agreement for the First Mortgage Bonds.

****1(b)	-	Form of Underwriting Agreement for the Debt Securities.

**4(a)	-

Mortgage and Deed of Trust, as amended by sixty-five Supplemental Indentures (filed, respectively, as the exhibits and in the file numbers indicated: A-1 in 70-961 (Mortgage); A-2 in 70-1554 (First); A-3 in 70-1896 (Second); A-4 in 70-2216 (Third); A-8 in 70-2397 (Fourth); A-6 in 70-2698 (Fifth); A-7 in 70-2910 (Sixth); A-8 in 70-3065 (Seventh); A-9 in 70-3277 (Eighth); D in 70-3346 (Ninth); D in 70-3831 (Tenth); D in 70-3952 (Eleventh); D in 70-4099 (Twelfth); C-1 in 70-4258 (Thirteenth); C in 70-4343 (Fourteenth); C to Rule 24 Certificate in 70-4451 (Fifteenth); A-lb to Rule 24 Certificate in 70-4451 (Sixteenth); C to Rule 24 Certificate in 70-4626 (Seventeenth); C to Rule 24 Certificate in 70-4805 (Eighteenth); C to Rule 24 Certificate in 70-4861 (Nineteenth); C to Rule 24 Certificate in 70-4971 (Twentieth); C to Rule 24 Certificate in 70-5052 (Twenty-first); C-1 to Rule 24 Certificate in 70-5151 (Twenty-second); C-1 to Rule 24 Certificate in 70-5257 (Twenty-third); C to Rule 24 Certificate in 70-5343 (Twenty-fourth); C-1 to Rule 24 Certificate in 70-5404 (Twenty-fifth); C to Rule 24 Certificate in 70-5502 (Twenty-sixth); C-1 to Rule 24 Certificate in 70-5556 (Twenty-seventh); C-1 to Rule 24 Certificate in 70-5693 (Twenty-eighth); C-1 to Rule 24 Certificate in 70-6078 (Twenty-ninth); C-1 to Rule 24 Certificate in 70-6174 (Thirtieth); C-1 to Rule 24 Certificate in 70-6246 (Thirty-first); C-1 to Rule 24 Certificate in 70-6498 (Thirty-second); A-4b-2 to Rule 24 Certificate in 70-6326 (Thirty-third); C-1 to Rule 24 Certificate in 70-6607 (Thirty-fourth); C-1 to Rule 24 Certificate in 70-6650 (Thirty-fifth); C-1 to Rule 24 Certificate in 70-6774 (Thirty-sixth); C-1 to Rule 24 Certificate in 70-6774 (Thirty-seventh); A-2(a) to Rule 24 Certificate in 70-6858 (Thirty-eighth); A-3(a) to Rule 24 Certificate in 70-7127 (Thirty-ninth); A-7 to Rule 24 Certificate in 70-7068 (Fortieth); A-8(b) to Rule 24 Certificate in 70-7346 (Forty-first); A-8(c) to Rule 24 Certificate in 70-7346 (Forty-second); 4 to Form 10-Q for the quarter ended September 30, 1990 in 1-10764 (Forty-third); A-2(a) to Rule 24 Certificate in 70-7802 (Forty-fourth); A-2(b) to Rule 24 Certificate in 70-7802 (Forty-fifth); 4(d)(2) in 33-54298 (Forty-sixth); 4(c)-2 to Form 10-K for the fiscal year ended December 31, 1992 in 1-10764 (Forty-seventh); 4(b) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-eighth); and 4(c) to the Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-ninth); 4(b) to Form 10-Q for the quarter ended September 30, 1993 (Fiftieth); 4(c) to Form 10-Q for the quarter ended June 30, 1994 (Fifty-first); 4(a) to Form 10-Q for the quarter ended June 30, 1994 (Fifty-second); C-2 to Form U5S for the year ended December 31, 1995 (Fifty-third); C-2(a) to Form U5S for the year ended December 31, 1996 (Fifty-fourth); 4(a) to Form 10-Q for the quarter ended March 31, 2000 in 1-10764 (Fifty-fifth); 4(a) to Form 10-Q for the quarter ended September 30, 2001 in 1-10764 (Fifty-sixth); C-2(a) to Form U5S for the year ended December 31, 2001 (Fifty-seventh); 4(c) to Form 10-K for the fiscal year ended December 31, 2002 in 1-10764 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Fifty-ninth); 4(f) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Sixtieth); 4(h) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Sixty-first); 4(e) to Form 10-Q for the quarter ended September 30, 2004 in 1-10764 (Sixty-second); 4(c)1 to Form 10-K for the year December 31, 2004 in 1-10764 (Sixty-third); C-2(a) to Form U5S for the year ended December 31, 2004 (Sixty-fourth); and 4(c) to Form 10-Q for the quarter ended June 30, 2005 in 1-10764 (Sixty-fifth)).

**4(b)	-	Form of Supplemental Indenture for the First Mortgage Bonds (Filed as Exhibit 4(e) to the Company's Registration Statement on Form S-3, File No. 333-00103, filed on January 9, 1996).

**4(c)	-	Form of Indenture for Debt Securities (Filed as Exhibit 4(c) to the Company's Registration Statement on Form S-3, File No. 333-39018, filed on June 9, 2000).

** 4(d)	-	Form of Officer's Certificate for Debt Securities (Filed as Exhibit 4(d) to the Company's Registration Statement on Form S-3, File No. 333-39018, filed on June 9, 2000).

5(a)	-	Opinion of Friday, Eldredge & Clark, LLP, counsel for the Company, as to the legality of the securities being registered.

5(b)	-	Opinion of Thelen Reid & Priest LLP, New York, New York, counsel for the Company, as to the legality of the securities being registered.

**12(a)	-	Statement Re: Computation of Ratios of Earnings to Fixed Charges (Filed as Exhibit 12(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 in 1-10764).

23(a)	-	Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5(a) hereto).

23(b)	-	Consent of Thelen Reid & Priest LLP (included in Exhibit 5(b) hereto).

23(c)	-	Consent of Deloitte & Touche LLP.

24	-	Power of Attorney (included herein at page S-1).

25(a)	-	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, Corporate Trustee under the Mortgage and Deed of Trust.

25(b)	-	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, National Association, Co-Trustee under the Mortgage and Deed of Trust.
25(c)	-	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939 of Stanley Burg, Co-Trustee under the Mortgage and Deed of Trust.
***25(d)	-	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture for Debt Securities.

**	Incorporated herein by reference as indicated.
***	To be filed by amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
****	To be filed by amendment or as an exhibit to a current report on Form 8-K pursuant to Item 601(b)(1) of Regulation S-K of the SEC.